UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2026

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition 6 Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-43258	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

524 Broadway 11th Floor New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +(646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right to receive one-fourth (1/4) of one ordinary share	MCAHU	The Nasdaq Capital Market LLC
Ordinary shares, par value $0.0001 per share	MCAH	The Nasdaq Capital Market LLC
Rights, each right entitling the holder to receive one-fourth (1/4) of one ordinary share	MCAHR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, on May 1, 2026, Mountain Crest Acquisition 6 Corp. (the “Company”) consummated its initial public offering (“IPO”) of 6,000,000 units (the “Units”). Each Unit consists of one ordinary share (“Ordinary Share”) and one right to receive one-fourth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000. The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments, if any.

As of May 1, 2026, a total of $60,000,000 of the proceeds from the IPO and the private placement with Mountain Crest Holdings 6 LLC, the Company’s sponsor, consummated simultaneously with the closing of the IPO, were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of May 1, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet dated May 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2026

MOUNTAIN CREST ACQUISITION 6 CORP.

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer and Chief Financial Officer

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